Page 14 of 82 Pages



                       NOTE AND WARRANT PURCHASE AGREEMENT



                                      among



                                 BLUEFLY, INC.,


                         QUANTUM INDUSTRIAL PARTNERS LDC


                                       and


                          SFM DOMESTIC INVESTMENTS LLC




                              Dated: June 28, 2000

                                                             Page 15 of 82 Pages

                                TABLE OF CONTENTS


Section 1.        DEFINITIONS...............................................2
         1.1      Definitions.  ............................................2
         1.2      Note Purchase Agreement...................................2
         1.3      Other Definitions.........................................2

Section 2.        PURCHASE AND SALE OF THE SECURITIES.......................3
         2.1      Closing...................................................3
         2.2      Transactions at the Closing...............................3

Section 3.        REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............3

Section 4.        REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS..........5

Section 5.        CONDITIONS TO THE OBLIGATION OF THE PURCHASERS TO CLOSE...5
         5.1      Representations and Warranties............................5
         5.2      Compliance with this Agreement............................5
         5.3      Securities................................................5
         5.4      Consents and Approvals....................................5

Section 6.        CONDITIONS TO THE OBLIGATION OF THE COMPANY TO CLOSE......6
         6.1      Representations and Warranties............................6
         6.2      Compliance with this Agreement............................6
         6.3      Consents and Approvals....................................6
         6.4      Payment of Purchase Price.................................6

Section 7.        COVENANTS.................................................6
         7.1      Covenants of the Company..................................6
         7.2      Mutual Covenants. ........................................7

Section 8.        INDEMNIFICATION...........................................7

Section 9.        REGISTRATION RIGHTS.......................................8

Section 10.       TERMINATION OF AGREEMENT..................................8
         10.1     Termination...............................................8
         10.2     Survival..................................................8

                                                             Page 16 of 82 Pages

Section 11.       MISCELLANEOUS.............................................9
         11.1     Survival of Representations, Warranties and Covenants.....9
         11.2     Notices...................................................9
         11.3     Successors and Assigns....................................9
         11.4     Amendment and Waiver......................................9
         11.5     Counterparts..............................................9
         11.6     Headings..................................................9
         11.7     GOVERNING LAW.............................................10
         11.8     Severability..............................................10
         11.9     Rules of Construction.....................................10
         11.10    Entire Agreement..........................................10
         11.11    Fees......................................................10
         11.12    Publicity; Confidentiality................................10
         11.13    Further Assurances........................................10


EXHIBITS

A-1      Form of Warrant
A-2      Form of Senior Convertible Note


SCHEDULES

3        Capitalization

                                                             Page 17 of 82 Pages


                       NOTE AND WARRANT PURCHASE AGREEMENT

               NOTE AND WARRANT PURCHASE AGREEMENT (the "Agreement"), dated as of June 28, 2000, by and among Bluefly, Inc., a New York corporation (the "Company"), and the purchasers listed on Schedule 1 hereto (the "Purchasers").

               WHEREAS, pursuant to an Investment Agreement dated as of July 27, 1999, by and among the Company, the Purchasers, The Lynch Foundation, Peter Lynch and Pilot Domestic Trust (the "Investment Agreement"), each of the Purchasers has invested in shares of the Company's Series A Preferred Stock;

               WHEREAS, pursuant to a Note and Warrant Purchase Agreement, dated as of March 28, 2000, by and among the Company and the Purchasers (the "Note Purchase Agreement"), the Purchasers, jointly but not severally, committed (the "Standby Commitment") to provide to the Company up to an aggregate of $12,000,000 (the "Commitment Amount") at any time prior to January 1, 2001 in one or more tranches as requested by the Company;

               WHEREAS, pursuant to a Note and Warrant Purchase Agreement, dated as of May 16, 2000, by and among the Company and the Purchasers (the "Second Note Purchase Agreement"), the Purchasers purchased and the Company sold senior convertible notes in the aggregate amount of $3,000,000;

               WHEREAS, the Company wishes to draw, and the Purchasers wish to provide the Company with an additional $3,000,000 from the Commitment Amount (the "Second Draw");

               WHEREAS, in connection with the Second Draw the Company wishes to sell to each Purchaser, and each Purchaser wishes to purchase from the Company:
(i) a senior convertible promissory note, in the aggregate principal amount set forth opposite such Purchaser's name on Schedule 2.2 hereto, having the terms and conditions set forth in the form of Note attached hereto as Exhibit A-1 (the "Senior Convertible Notes") and (ii) a warrant (the "Warrants" and, together with the Senior Convertible Notes, the "Securities") having the terms and conditions set forth in the form of Warrant attached hereto as Exhibit A-2; and

               NOW, THEREFORE, in consideration of the mutual terms and conditions herein contained, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                                             Page 18 of 82 Pages

Section 1.     DEFINITIONS

               1.1       Definitions.  As used in this Agreement,  the following
                         -----------
definitions shall apply:

               "Certificate   of   Incorporation"   means  the   Certificate  of
Incorporation of the Company, as the same was amended pursuant to Section 5.6 of the Investment Agreement and as in effect on the Closing Date.

               "Material Adverse Effect" means a circumstance, fact, change, development or effect (i) that could or could reasonably be expected to have a materially adverse effect on the properties, results of operations, business, domestic prospects or condition (financial or otherwise) of the Company taken as a whole, or (ii) that adversely effects the ability of the Company to consummate the transactions contemplated by this Agreement in any material respect or impairs or delays the ability of the Company to effect the Closing.

               "Next Round Financing" means the closing of a private placement of Next Round Securities which results in gross proceeds to the Company of $10 million in one or more tranches.

               "Next Round Securities" means the Company's Common Stock or securities convertible into or exercisable for the Company's Common Stock in the Next Round Financing.

               "Transaction   Documents"  means  collectively,   this  Agreement
(including the schedules attached hereto), the Senior Convertible Notes and the Warrants.

               1.2       Note   Purchase   Agreement.   Capitalized   terms  not
                         ---------------------------
otherwise defined herein shall have the meanings set forth for such terms in the Note Purchase Agreement.

               1.3       Other  Definitions.  The following terms are defined in
                         ------------------
the section referred to opposite such term.



Term                                                          Section

Agreement                                                     Recitals
Closing                                                       2.1
Closing Date                                                  2.1
Commitment Amount                                             Recitals
Draw                                                          Recitals
Investment Agreement                                          Recitals
Note Purchase Agreement                                       Recitals
Purchase Price                                                2.2
Purchasers                                                    Recitals
Securities                                                    Recitals
Senior Convertible Notes                                      Recitals
Standby Commitment                                            Recitals
Warrants                                                      Recitals

                                                             Page 19 of 82 Pages


Section 2.     PURCHASE AND SALE OF THE SECURITIES

               2.1       Closing.  Subject to the terms and  conditions  of this
                         -------
Agreement, the closing of the sale and purchase of the Securities (the "Closing") shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019-6064 on the date hereof or on such other date and time as the Purchasers and the Company may mutually agree (the "Closing Date").

               2.2       Transactions at the Closing. At the Closing, subject to
                         ---------------------------
the terms and conditions of this Agreement, each of the Purchasers severally (and not jointly) shall purchase and acquire from the Company, and the Company shall issue and sell to the Purchasers, Senior Convertible Notes and Warrants for an aggregate purchase price of $3,000,000 (the "Purchase Price"). At the Closing, the Company shall deliver to each Purchaser a duly executed Senior Convertible Note, in the aggregate principal amount set forth opposite such Purchaser's name on Schedule 2.2 hereto, and a duly executed Warrant to purchase the amount of shares of Next Round Securities as set forth in the Warrant, each registered in the name of such Purchaser or its nominees, with appropriate issue stamps, if any, affixed at the expense of the Company, free and clear of any Lien, against payment by each Purchaser of the portion of the Purchase Price payable in respect thereof as set forth opposite such Purchaser's name on
Schedule 2.2 hereto by wire transfer of immediately available funds to an account designated by the Company.

                         (a)  Standby  Commitment.  Upon payment of the Purchase
                              -------------------
Price and the delivery of the Securities, the Commitment Amount shall be reduced to $6,000,000, which may be drawn and/or reduced by the Company as provided in the Note Purchase Agreement.

Section 3.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY

               The Company hereby represents and warrants to each Purchaser that the representations and warranties of the Company contained in Section 3 of the Note Agreement are true and correct in all material respects as of the date hereof and as of the Closing Date as if made at and on such dates, except that
(i) the references therein to Section 2.1 are hereby amended to refer to Section
1.1 and (ii) the representations of the Company at Section 3(d) of the Note Purchase Agreement are reaffirmed as follows:

               Capitalization. As of the date hereof, the issued and outstanding capital stock of the Company consists of 4,924,906 shares of Common Stock and 500,000 shares of Series A Preferred Stock. As of the Closing Date, the authorized capital stock of the Company will consist of 15,000,000 shares of Common Stock (of which 50,000 shares shall have been reserved for the Purchasers in connection with the transactions contemplated hereby) and 2,000,000 shares of Preferred Stock, $.01 par value, of which 500,000 shares shall have been designated Series A Preferred Stock. As of the first closing of the Next Round, sufficient numbers of shares of Next Round Securities and, as appropriate, of shares of Common Stock into which such shares of Next Round Securities are convertible or for which they are exercisable, shall be authorized and reserved as required by the documents to be negotiated in connection with the Next Round and as necessary to permit conversion of the maximum amount then potentially payable by the Company under the Senior Convertible Notes into Next Round Securities.

                                                             Page 20 of 82 Pages


               All such shares of Capital Stock of the Company are or shall have been duly authorized and (a) in the case of shares of Common Stock or Next Round Securities issued upon conversion of the Senior Convertible Notes or exercise of the Warrants, shall be fully paid and non-assessable upon such conversion, and
(b) in the case of shares of Common Stock issued upon conversion, exchange, and/or exercise of such Next Round Securities, shall be fully paid and non-assessable upon the conversion, exchange, or payment of the exercise price contemplated by the Next Round Securities.

               Except as set forth in Schedule 3 of this Agreement, as contemplated by the Investment Agreement, the Note Purchase Agreement, the Second Note Purchase Agreement, or this Agreement, there are no shares of capital stock of the Company reserved for issuance. Except for (a) the Warrants,
(b) the Senior Convertible Notes, (c) the warrants issued pursuant to the Note Purchase Agreement, (d) the Senior Convertible Notes issued pursuant to the Note Purchase Agreement, (e) the Warrants issued pursuant to the Second Note Purchase Agreement; (f) the Senior Convertible Notes issued pursuant to the Second Notes Purchase Agreement; (g) the Next Round Securities (including those into which the Senior Convertible Notes are convertible), (h) the Series A Preferred, and
(g) as set forth in Schedule 3 of this Agreement, there are no options, warrants or other rights to purchase shares of Capital Stock or other securities of the Company or any of its Subsidiaries, or securities convertible into or exercisable for shares of Capital Stock or other securities of the Company or any of its Subsidiaries. Except as set forth in Schedule 3 to this Agreement, as required by the Transaction Documents (as such term is defined in the Note Purchase Agreement), or as required by the Transaction Documents (as such term is defined in this Agreement), neither the Company nor any Subsidiary is obligated in any manner to issue shares of its Capital Stock or other securities. Except as contemplated hereby and for relevant state and federal securities laws, there are no restrictions on each Purchaser's ability to transfer shares of Capital Stock of the Company.

               The warrant issued to Quantum Industrial Partners LDC in connection with the Note Purchase Agreement is exercisable for 169,452.5 shares of Common Stock and the warrant issued to SFM Domestic Investments LLC are exercisable for 5,547.5 shares of Common Stock.

                                                             Page 21 of 82 Pages


Section 4.     REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

               Each of the Purchasers hereby represents and warrants (severally as to itself and not jointly) to the Company that the representations and warranties of such Purchaser contained in Section 4 of the Note Purchase Agreement are true and correct in all material respects as of the date hereof and as of the Closing Date as if made at and on such dates, except that the references therein to Section 2.1 are hereby amended to refer to Section 1.1.

Section 5.     CONDITIONS TO THE OBLIGATION OF THE PURCHASERS TO CLOSE

               The obligation of the Purchasers to purchase the Securities and to pay the Purchase Price, and to perform any obligations hereunder shall be subject to the satisfaction as determined by, or waiver by, the Purchasers of the following conditions on or before the Closing Date:

               5.1       Representations and Warranties. The representations and
                         ------------------------------
warranties of the Company contained in Section 3 hereof shall be true and correct in all material respects at and on the Closing Date as if made at and on such date, except to the extent that any representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty is true and correct as of such date and any variance in such representation and warranty following such date may only be the result of activities or transactions which have taken place after the date hereof and which are contemplated by this Agreement.

               5.2       Compliance with this Agreement.  The Company shall have
                         ------------------------------
performed and complied in all material respects with all of its agreements and conditions set forth herein that are required to be performed or complied with by the Company as of the Closing Date.

               5.3       Securities.  At the  Closing,  the  Company  shall have
                         ----------
delivered to each of the Purchasers a Senior Convertible Note and a Warrant pursuant to Section 2.2 hereof.

               5.4       Consents  and  Approvals.  All  consents,   exemptions,
                         ------------------------
authorizations, or other actions by, or notices to, or filings with Governmental Authorities and other Persons in respect of all Requirements of Law and with respect to those Contractual Obligations of the Company which are necessary or required in connection with the execution, delivery or performance (including the issuance of the Senior Convertible Notes, and any Shares of Common Stock issuable upon exercise of the Warrants) by, or enforcement against, the Company of this Agreement (other than the Next Round Financing or the drawdown of the Standby Commitment) and each of the other Transaction Documents shall have been obtained and be in full force and effect, except for consents, exceptions, authorizations or other actions which would not have a Material Adverse Effect, and each of the Purchasers shall have been furnished with appropriate evidence thereof.

                                                             Page 22 of 82 Pages

Section 6.     CONDITIONS TO THE OBLIGATION OF THE COMPANY TO CLOSE

               The obligations of the Company to issue and sell the Senior Convertible Notes and the Warrants and to perform its other obligations hereunder, shall be subject to the satisfaction as determined by, or waiver by, the Company of the following conditions on or before the Closing Date:

               6.1       Representations and Warranties. The representations and
                         ------------------------------
warranties of the Purchasers contained in Section 4 hereof shall be true and correct at and on the Closing Date as if made at and on such date, except to the extent that any representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty is true and correct as of such date and any variance in such representation and warranty following such date may only be the result of activities or transactions which have taken place after the date hereof and which are contemplated by this Agreement.

               6.2       Compliance  with this Agreement.  The Purchasers  shall
                         -------------------------------
have performed and complied in all material respects with all of their agreements and conditions set forth herein that are required to be performed or complied with by the Purchasers on or before the Closing Date.

               6.3       Consents  and  Approvals.  All  consents,   exemptions,
                         ------------------------
authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law and with respect to those Contractual Obligations of the Purchasers which are necessary or required in connection with the execution, delivery or performance (including the purchase of the Senior Convertible Notes and the Warrants, but excluding the conversion of the Senior Convertible Notes, the exercise of the Warrants, and the conversion or exercise of the Next Round Securities) by, or enforcement against, the Purchasers of this Agreement shall have been obtained and be in full force and effect, and the Company shall have been furnished with appropriate evidence thereof.

               6.4       Payment  of  Purchase  Price.  The  Company  shall have
                         ----------------------------
received the Purchase Price.

Section 7.     COVENANTS

               7.1       Covenants of the Company.  The Company hereby covenants
                         ------------------------
and agrees with the Purchasers with respect to this Section 7, so long as they hold any Capital Stock of the Company -- except to the extent that a particular section of this Section 7 provides for an earlier termination, as follows:

                                                             Page 23 of 82 Pages


                         (a)  SEC  Filings.  From  and  after  the  date of this
                              ------------
Agreement, the Company agrees that it will use commercially reasonable efforts to file with the SEC, within the time periods specified in the SEC's rules and regulations for as long as they are applicable to the Company, (i) all quarterly and annual financial information required to be filed with the SEC on Forms 10-QSB and 10-KSB, (ii) all current reports required to be filed with the SEC on Form 8-K and (iii) any other information required to be filed with the SEC.

                         (b)  Reservation  of  Securities.  The Company shall at
                              ---------------------------
all times reserve and keep available out of its authorized shares of Capital Stock, solely for the purpose of issue or delivery upon conversion or exercise of the Securities and of the conversion or exercise of shares of Capital Stock issued upon such conversion or exercise, the number of shares of each class of Capital Stock that are required to be issued upon such conversion or exercise. The Company shall issue such shares of Capital Stock in accordance with the terms of this Agreement, the other Transaction Documents and the Certificate of Incorporation, and otherwise comply with the terms hereof and thereof.

                         (c)  Registration  and  Listing.   To  the  extent  the
                              --------------------------
reservation of any shares of Capital Stock  required to be reserved  pursuant to
Section 7.2 of this Agreement requires registration with or approval of any Governmental Authority under any Federal or state or other applicable law before such shares of Capital Stock may be issued or delivered upon conversion or exercise, the Company will in good faith and as expeditiously as possible cause such shares of Capital Stock to be duly registered or approved, as the case may be. So long as the shares of Common Stock are quoted on the NASDAQ or listed on any national securities exchange, the Company will, if permitted by the rules of such system or exchange, quote or list and keep quoted or listed on such system or exchange, upon official notice of issuance, all shares of Common Stock issuable or deliverable upon exercise of the Warrants or the conversion or exchange of Next Round Securities into which the Senior Convertible Notes are convertible.

              7.2        Mutual   Covenants.   The   parties   agree   that  the
                         ------------------
anti-dilution provision of Section 6(e)(ii) of the Certificate of Amendment of the Certificate of Incorporation shall not apply as a result of the issuance of the Warrants.

Section 8.     INDEMNIFICATION.

                         (a)  Except as  otherwise  provided in this  Section 8,
the Company agrees to indemnify, defend and hold harmless each Purchaser and its Affiliates and their respective officers, directors, agents, employees, subsidiaries, partners, members and controlling persons to the fullest extent permitted by law from and against any and all claims, losses, liabilities, damages, deficiencies, judgements, assessments, fines, settlements, costs or expenses (including interest, penalties and reasonable fees, disbursements and other charges of counsel) (collectively, "Losses") based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any surviving representation, warranty, covenant or agreement of the Company contained in any Transaction Document. Notwithstanding the foregoing, the Company's liability pursuant to this Section 8 shall in no event exceed $15,000,000.

                                                             Page 24 of 82 Pages

                         (b)  Except as  otherwise  provided in this  Section 8,
the Purchasers, severally and not jointly, agree to indemnify, defend and hold harmless the Company and its respective officers, directors, agents, employees, subsidiaries, partners, members and controlling persons to the fullest extent permitted by law from and against any and all Losses based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any surviving representation, warranty, covenant or agreement (excluding the Standby Commitment) of the Purchasers contained in any Transaction Document. Notwithstanding the foregoing, the Purchasers' liability pursuant to this
Section 8 shall in no event exceed $3,000,000.

Section 9.     REGISTRATION RIGHTS.

                         (a)  The  Company  and  each of the  Purchasers  hereby
agree and acknowledge that the shares of Common Stock for which the Warrants are exercisable and any Common Stock issuable upon the conversion or exchange of the Next Round Securities are Registrable Securities, as such term is defined in the Investment Agreement, and that, until the closing of the Next Round, the provisions of Section 9 of the Investment Agreement shall apply to all Persons of record holding the Senior Convertible Notes or the Warrants (or any shares of Registrable Securities issued, directly or indirectly, as a result of a conversion under a Senior Convertible Note or as a result of an exercise of a Warrant).

                         (b)  Upon completion of the Next Round,  the Purchasers
shall have the option to decide whether the registration rights and related provisions set forth in Section 9 of the Investment Agreement shall apply to the Warrants or whether the registration rights and related provisions agreed to in the final documentation negotiated in connection with the Next Round Financing shall apply.

Section 10.    TERMINATION OF AGREEMENT

               10.1      Termination.  For  purposes of  clarification:  (1) the
                         -----------
Company shall have no obligation to issue securities pursuant to the Standby Commitment and (2) the Purchasers shall have no obligations to fund the Standby Commitment after the earlier of (i) that date on which the Company has received from the Purchasers financing proceeds aggregating $15 million and (ii) December 31, 2000.

               10.2      Survival.  If  this  Agreement  is  terminated  and the
                         --------
transactions contemplated hereby are not consummated as described above, this Agreement shall become void and of no further force and effect; provided, however, that (i) a breaching party shall be liable to the non-breaching party for damages caused by such breach; (ii) none of the non-breaching parties hereto shall have any liability in respect of a termination of this Agreement pursuant to Section 10.1(a) or Section 10.1(b); and provided further, that none of the parties hereto shall have any liability for speculative or unforeseeable damages resulting from a termination of this Agreement.

                                                             Page 25 of 82 Pages

Section 11.    MISCELLANEOUS

               11.1      Survival of Representations,  Warranties and Covenants.
                         ------------------------------------------------------
The representations and warranties, covenants and agreements contained herein shall survive for a period of eighteen months following the Closing Date.

               11.2      Notices. All notices,  demands and other communications
                         -------
provided for or permitted hereunder shall be made in the manner set forth in the Investment Agreement.

               11.3      Successors and Assigns.  This Agreement  shall inure to
                         ----------------------
the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws, each of the Purchasers may assign any of its rights under this Agreement to any of its Affiliates but any such assignment shall not relieve any Purchaser from its obligations hereunder. The Company may not assign any of its rights under this Agreement and each of the other Transaction Documents, except to a successor-in-interest to the Company, without the written consent of all of the Purchasers.

               11.4      Amendment and Waiver.
                         --------------------

                         (a)  No failure or delay on the part of the  Company or
the Purchasers in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

                         (b)  Any amendment, supplement or modification of or to
any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or the Purchasers from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Company and the Purchasers, and (ii) only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

               11.5      Counterparts.  This  Agreement  may be  executed in any
                         ------------
number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

               11.6      Headings.  The  headings  in  this  Agreement  are  for
                         --------
convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                                                             Page 26 of 82 Pages

               11.7      GOVERNING LAW. THIS AGREEMENT  SHALL BE GOVERNED BY AND
                         --------------
CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

               11.8      Severability.  If any  one or  more  of the  provisions
                         ------------
contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

               11.9      Rules of  Construction.  Unless the  context  otherwise
                         ----------------------
requires, "or" is not exclusive, and references to sections or subsections refer to sections or subsections of this Agreement.

               11.10     Entire  Agreement.  This  Agreement,  together with the
                         -----------------
exhibits and schedules hereto, and the other Transaction Documents, are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein, except those set forth in the Transaction Documents (as such term is defined in the Investment Agreement).

               11.11     Fees. Upon the Closing, the Company shall reimburse the
                         ----
Purchasers for their reasonable out-of-pocket expenses (including attorney's fees, disbursements and other charges) incurred in connection with the transactions contemplated by this Agreement; provided, however, that the Company shall not be obligated to reimburse the Purchasers for any reasonable out-of-pocket expenses in excess of $[ ] in the aggregate.

               11.12     Publicity;  Confidentiality.  The provisions of Section
                         ---------------------------
11.12 of the Note Purchase Agreement shall apply with respect to this Agreement and the transactions contemplated by this Agreement and the Transaction Documents.

               11.13     Further  Assurances.  Each of the parties shall execute
                         -------------------
such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

                                                             Page 27 of 82 Pages

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized on the date first above written.

                                         BLUEFLY, INC.

                                         By:    /S/ KEN SEIFS
                                                ------------------------------
                                                Name: Ken Seifs
                                                Title:Cheif Executive Officer


                                        QUANTUM INDUSTRIAL PARTNERS LDC

                                        By:     /S/ MICHAEL C. NEUS
                                                ------------------------------
                                                Name: Michael C. Neus
                                                Title:Attorney-in-fact


                                         SFM DOMESTIC INVESTMENTS LLC

                                        By:     /S/ MICHAEL C. NEUS
                                                ------------------------------
                                                Name: Michael C. Neus
                                                Title:Attorney-in-fact

                                                             Page 28 of 82 Pages


                                                                  EXHIBIT A-1 to
                                                                NOTE AND WARRANT
                                                              PURCHASE AGREEMENT

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED, QUALIFIED, APPROVED OR DISAPPROVED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD
      ---------------
OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER SUCH ACT OR LAWS AND NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER FEDERAL OR STATE REGULATORY AUTHORITY HAS PASSED ON OR ENDORSED THE MERITS OF THESE SECURITIES.


                                                               WARRANT NO. [___]

                                     WARRANT

                       TO PURCHASE SHARES OF COMMON STOCK

                                       OF

                                  BLUEFLY, INC.


               THIS IS TO CERTIFY THAT ____________ or its registered assigns (the "Holder"), is the owner of the right to subscribe for and to purchase from
      ------
BLUEFLY,  INC., a New York  corporation  (the  "Company"),  [____________]  (the
                                                -------
"Number  Issuable"),  fully paid,  duly authorized and  nonassessable  shares of
 ----------------
Common Stock at a price equal to the price at which the Next Round Securities are convertible into or exchangeable for shares of Common Stock (the "Exercise
                                                                        --------
Price"),  at any time,  in whole or in part,  from and after the  closing of the
-----
Next Round Financing and prior to 5:00 PM New York City time, on May __, 2005 (the "Expiration Date") all on the terms and subject to the conditions
       ----------------
hereinafter set forth (the "Warrants").
                            --------

               The Number Issuable is subject to further adjustment from time to time pursuant to the provisions of Section 2 of this Warrant Certificate.

               Capitalized terms used herein but not otherwise defined shall have the meanings given to them in Section 12 hereof.

                                                             Page 29 of 82 Pages

Section 1.     Exercise of Warrants.

                         (a)  Subject to the last  paragraph  of this Section 1,
the Warrants evidenced hereby may be exercised, in whole or in part, by the Holder hereof at any time or from time to time, on or after the date hereof and prior to the Expiration Date upon delivery to the Company at the principal executive office of the Company in the United States of America, of (A) this Warrant Certificate, (B) a written notice stating that such Holder elects to exercise the Warrants evidenced hereby in accordance with the provisions of this
Section 1 and specifying the number of Warrants being exercised and the name or names in which the Holder wishes the certificate or certificates for shares of Common Stock to be issued and (C) payment of the Exercise Price for such Warrants, which shall be payable by any one or any combination of the following:
(i) cash; (ii) certified or official bank check payable to the order of the Company; (iii) by the surrender (which surrender shall be evidenced by cancellation of the number of Warrants represented by any Warrant Certificate presented in connection with a Cashless Exercise (as defined below)) of a Warrant or Warrants (represented by one or more relevant Warrant Certificates), and without the payment of the Exercise Price in cash, in return for the delivery to the surrendering Holder of such number of shares of Common Stock equal to the number of shares of the Common Stock for which such Warrant is exercisable as of the date of exercise (if the Exercise Price were being paid in cash or certified or official bank check) reduced by that number of shares of Common Stock equal to the quotient obtained by dividing (x) the aggregate Exercise Price (assuming no Cashless Exercise) to be paid by (y) the Market Price of one Share of Common Stock on the Business Day which immediately precedes the day of exercise of the Warrant; or (iv) by the delivery of shares of the Common Stock having a value (as defined by the next sentence) equal to the aggregate Exercise Price to be paid, that are either held by the Holder or are acquired in connection with such exercise, and without payment of the Exercise Price in cash. Any share of Common Stock delivered as payment for the Exercise Price in connection with an In-Kind Exercise (as defined below) shall be deemed to have a value equal to the Market Price of one Share of Common Stock on the Business Day which immediately precedes the day of exercise of the Warrants. An exercise of a Warrant in accordance with clause (iii) is herein referred to as a "Cashless Exercise" and an exercise of a Warrant in accordance
                  ------------------
with  clause  (iv)  is  herein  referred  to  as  an  "In-Kind   Exercise."  The
                                                       ------------------
documentation and consideration, if any, delivered in accordance with subsections (A), (B) and (C) are collectively referred to herein as the "Warrant
                                                                         -------
Exercise Documentation."
----------------------

                         (b)  As  promptly  as  practicable,  and in  any  event
within five (5) Business Days after receipt of the Warrant Exercise Documentation, the Company shall deliver or cause to be delivered (A) certificates representing the number of validly issued, fully paid and nonassessable shares of Common Stock specified in the Warrant Exercise
Documentation, (B) if applicable, cash in lieu of any fraction of a share, as hereinafter provided, and (C) if less than the full number of Warrants evidenced hereby are being exercised or used in a Cashless Exercise, a new Warrant Certificate or Certificates, of like tenor, for the number of Warrants evidenced by this Warrant Certificate, less the number of Warrants then being exercised and/or used in a Cashless Exercise. Such exercise shall be deemed to have been made at the close of business on the date of delivery of the Warrant Exercise Documentation so that the Person entitled to receive shares of Common Stock upon such exercise shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time.

                                                             Page 30 of 82 Pages

                         (c)  The Company shall pay all expenses incurred by the
Company in connection with and taxes and other governmental charges (other than income taxes of the Holder) that may be imposed in respect of, the issue or delivery of any shares of Common Stock issuable upon the exercise of the Warrants evidenced hereby. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock, as the case may be, in any name other than that of the registered holder of the Warrant evidenced hereby.

                         (d)  In  connection  with the  exercise of any Warrants
evidenced hereby, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Market Price for one Share of Common Stock on the Business Day which immediately precedes the day of exercise. If more than one (1) such Warrant shall be exercised by the holder thereof at the same time, the number of full shares of Common Stock issuable on such exercise shall be computed on the basis of the total number of Warrants so exercised.

Section 2.     Certain Adjustments.
               -------------------

                         (a)  The number of shares of Common  Stock  purchasable
upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment as follows:

                              (i)  Stock Dividends, Subdivision,  Combination or
                                   ---------------------------------------------
Reclassification  of Common Stock. If at any time after the date of the issuance
---------------------------------
of this Warrant the Company shall (i) pay a dividend on Common Stock in shares of its capital stock, (ii) combine its outstanding shares of Common Stock into a smaller number of shares, (iii) subdivide its outstanding shares of Common Stock as the case may be, or (iv) issue by reclassification of its shares of Common Stock any shares of capital stock of the Company, then, on the record date for such dividend or the effective date of such subdivision or split-up, combination or reclassification, as the case may be, the number and kind of shares to be delivered upon exercise of this Warrant will be adjusted so that the Holder will be entitled to receive the number and kind of shares of capital stock that such Holder would have owned or been entitled to receive upon or by reason of such event had this Warrant been exercised immediately prior thereto, and the Exercise Price will be adjusted as provided below in paragraph 2(a)(v).

                                                             Page 31 of 82 Pages

                              (ii) Extraordinary  Distributions.  If at any time
                                   ----------------------------
after the date of issuance of this Warrant, the Company shalldistribute to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation and Common Stock is not changed or exchanged) cash, evidences of indebtedness, securities or other assets (excluding (i) ordinary course cash dividends to the extent such dividends do not exceed the Company's retained earnings and (ii) dividends payable in shares of capital stock for which adjustment is made under Section 2(a)(i) or rights, options or warrants to subscribe for or purchase securities of the Company), then in each such case the number of shares of Common Stock to be delivered to such Holder upon exercise of this Warrant shall be increased so that the Holder thereafter shall be entitled to receive the number of shares of Common Stock determined by multiplying the number of shares such Holder would have been entitled to receive immediately before such record date by a fraction, the denominator of which shall be the Exercise Price on such record date minus the then fair market value (as reasonably determined by the Board of Directors of the Company in good faith) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such rights or warrants applicable to one share of the Common Stock (provided that such denominator shall in no event be less than $.01) and the numerator of which shall be the Exercise Price.

                              (iii)Reorganization, etc. If at any time after the
                                   -------------------
date of issuance of this Warrant any consolidation of the Company with or merger of the Company with or into any other Person (other than a merger or consolidation in which the Company is the surviving or continuing corporation and which does not result in any reclassification of, or change (other than a change in par value or from par value to no par value or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of either Common Stock) or any sale, lease or other transfer of all or substantially all of the assets of the Company to any other person (each, a "Reorganization Event"), shall be effected in such a way that the holders of the Common Stock shall be entitled to receive cash, stock, other securities or assets (whether such cash, stock, other securities or assets are issued or distributed by the Company or another Person) with respect to or in exchange for the Common Stock, then, upon exercise of this Warrant, the Holder shall have the right to receive the kind and amount of cash, stock, other securities or assets receivable upon such Reorganization Event by a holder of the number of shares of the Common Stock that such holder would have been entitled to receive upon exercise of this Warrant had this Warrant been exercised immediately before such Reorganization Event, subject to adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2(a). The Company shall not enter into any of the transactions referred to in this Section 2(a)(iii) unless effective provision shall be made so as to give effect to the provisions set forth in this Section 2(a)(iii).

                              (iv) Carryover.    Notwithstanding    any    other
                                   ---------
provision of this Section 2(a), no adjustment shall be made to the number of shares of either Common Stock to be delivered to the Holder (or to the Exercise Price) if such adjustment represents less than .05% of the number of shares to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment that together with any adjustments so carried forward shall amount to .05% or more of the number of shares to be so delivered.

                                                             Page 32 of 82 Pages

                              (v)  Exercise          Price           Adjustment.
                                   --------------------------------------------

                              (i)  Whenever   the  Number   Issuable   upon  the
exercise of the Warrant is adjusted as provided pursuant to this Section 2(a), the Exercise Price per share payable upon the exercise of this Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the Number Issuable upon the exercise of the Warrant immediately prior to such adjustment, and of which the denominator shall be the Number Issuable immediately thereafter; provided,
                                                                       --------
however,  that the Exercise Price for each Share of the Common Stock shall in no
-------
event be less than the par value of a share of such Common Stock.

                              (ii) If  the  price  at  which   the  Next   Round
Securities are convertible into shares of Common Stock is adjusted pursuant to documents that create and define the Next Round Securities, then the Exercise Price of the Warrants shall be adjusted accordingly provided that there should be no duplication of adjustments.

                         (b)  Notice of Adjustment. Whenever the Number Issuable
                              --------------------
or the Exercise Price is adjusted, as herein provided, the Company shall promptly mail by first class mail, postage prepaid, to the Holder, notice of such adjustment or adjustments setting forth the Number Issuable and the Exercise Price after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

               Section 3.   No Redemption.  The Company shall not have any right
                            -------------
to redeem any of the Warrants evidenced hereby.

               Section 4.    Notice of  Certain  Events.  In case at any time or
                             --------------------------
from time to time (i) the Company shall declare any dividend or any other distribution to the holders of Common Stock, (ii) the Company shall authorize the granting to the holders of Common Stock of rights or warrants to subscribe for or purchase any additional shares of stock of any class or any other right,
(iii) the Company shall authorize the issuance or sale of any other shares or rights which would result in an adjustment to the Number Issuable pursuant to
Section 2(a)(i), (ii), or (iii), or (iv) there shall be any capital reorganization or reclassification of Common Stock of the Company or consolidation or merger of the Company with or into another Person, or any sale or other disposition of all or substantially all the assets of the Company, or
(v) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, then, in any one or more of such cases the Company shall mail to the Holder at such Holder's address as it appears on the transfer books of the Company, as promptly as practicable but in any event at least 10 days prior to the date on which the transactions contemplated in Section 2(a)(i), (ii), or (iii), a notice stating (a) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants or, if a record is not to be taken, the date as of which the holders of record of either Common Stock to be entitled to such dividend, distribution, rights or warrants are to be determined, or (b) the date on which such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up is expected to become effective. Such notice also shall specify the date as of which it is expected that the holders of record of the Common Stock shall be entitled to exchange the Common Stock for shares of stock or other securities or property or cash deliverable upon such reorganization, reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up.

                                                             Page 33 of 82 Pages

               Section 5.Certain  Covenants.  The Company  covenants  and agrees
                         ------------------
that all shares of Capital Stock of the Company which may be issued upon the exercise of the Warrants evidenced hereby will be duly authorized, validly issued and fully paid and nonassessable. The Company shall at all times reserve and keep available for issuance upon the exercise of the Warrants, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the exercise of all outstanding Warrants, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the exercise of all outstanding Warrants.

               Section 6.Registered  Holder.  The  persons  in whose  names this
                         ------------------
Warrant Certificate is registered shall be deemed the owner hereof and of the Warrants evidenced hereby for all purposes. The registered Holder of this Warrant Certificate, in their capacity as such, shall not be entitled to any rights whatsoever as a stockholder of the Company, except as herein provided.

               Section 7.Transfer  of  Warrants.  Any  transfer  of  the  rights
                         ----------------------
represented by this Warrant Certificate shall be effected by the surrender of this Warrant Certificate, along with the form of assignment attached hereto, properly completed and executed by the registered Holder hereof, at the principal executive office of the Company in the United States of America, together with an appropriate investment letter and opinion of counsel, if deemed reasonably necessary by counsel to the Company to assure compliance with applicable securities laws. Thereupon, the Company shall issue in the name or names specified by the registered Holder hereof and, in the event of a partial transfer, in the name of the registered Holder hereof, a new Warrant Certificate or Certificates evidencing the right to purchase such number of shares of Common Stock as shall be equal to the number of shares of Common Stock then purchasable hereunder.

               Section 8.Denominations.  The Company  covenants that it will, at
                         -------------
its expense, promptly upon surrender of this Warrant Certificate at the principal executive office of the Company in the United States of America, execute and deliver to the registered Holder hereof a new Warrant Certificate or Certificates in denominations specified by such Holder for an aggregate number of Warrants equal to the number of Warrants evidenced by this Warrant Certificate.

                                                             Page 34 of 82 Pages

               Section 9. Replacement  of  Warrants.  Upon  receipt of evidence
                          -------------------------
satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Certificate and, in the case of loss, theft or destruction, upon delivery of an indemnity reasonably satisfactory to the Company (in the case of an insurance company or other institutional investor, its own unsecured indemnity agreement shall be deemed to be reasonably satisfactory), or, in the case of mutilation, upon surrender and cancellation thereof, the Company will issue a new Warrant Certificate of like tenor for a number of Warrants equal to the number of Warrants evidenced by this Warrant Certificate.

               Section 10.   Governing Law. THIS WARRANT CERTIFICATE SHALL BE
                             --------------
CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

               Section 11.Rights  Inure to  Registered  Holder.  The  Warrants
                          ------------------------------------
evidenced by this Warrant Certificate will inure to the benefit of and be binding upon the registered Holder thereof and the Company and their respective successors and permitted assigns. Nothing in this Warrant Certificate shall be construed to give to any Person other than the Company and the registered Holder thereof any legal or equitable right, remedy or claim under this Warrant Certificate, and this Warrant Certificate shall be for the sole and exclusive benefit of the Company and such registered Holder. Nothing in this Warrant Certificate shall be construed to give the registered Holder hereof any rights as a Holder of shares of either Common Stock until such time, if any, as the Warrants evidenced by this Warrant Certificate are exercised in accordance with the provisions hereof.

               Section 12. Definitions. For  the   purposes   of  this   Warrant
                           -----------
Certificate, the following terms shall have the meanings indicated below:

               "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York, New York are authorized or required by law or executive order to close.

               "Capital   Stock"  of  any  Person  means  any  and  all  shares,
interests, participations or other equivalents (however designated) of such Person's capital stock (or equivalent ownership interests in a Person not a corporation) whether now outstanding or hereafter issued, including, without limitation, all Next Round Securities or Series A Preferred Shares and any rights, warrants or options to purchase such Person's capital stock.

               "Common Stock" shall mean the common stock of the Company.

               "Market Price" shall mean, per share of Common Stock, on any date specified herein: (a) if the Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security, the average of the closing bid and ask price of the Common Stock on such date; or (b) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the reported closing bid and asked price of the Common Stock, on such date as shown by NASDAQ and reported by any member firm of the NYSE selected by the Company; or (c) if neither (a) nor (b) is applicable, the Fair Market Value per share determined in good faith by the Board of Directors of the Company which shall be deemed to be Fair Market Value unless holders of at least 15% of Common Stock issued or issuable upon exercise of the Warrants request that the Company obtain an opinion of a nationally recognized investment banking firm chosen by the Company (who shall bear the expense) and reasonably acceptable to such requesting holders of the Warrants, in which event the Fair Market Value shall be as determined by such investment banking firm.

                                                             Page 35 of 82 Pages

               "Next Round Financing" shall have the meaning given it in the Note and Warrant Purchase Agreement.

               "Next Round Securities" shall have the meaning given it in the Note and Warrant Purchase Agreement.

               "Note and Warrant Purchase Agreement" shall mean that certain note and warrant purchase agreement between the Company, the Holder and ___________ dated May __, 2000 as the same may be amended from time to time in accordance with its terms.

               "NYSE" shall mean the New York Stock Exchange, Inc.

               "Person" shall mean any individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

               Section 10.    Notices.   All   notices,    demands   and   other
                              -------
communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, courier services or personal delivery, (a) if to the Holder of a Warrant, at such Holder's last known address appearing on the books of the Company; and (b) if to the Company, at its principal executive office in the United States located at the address designated for notices in the Note and Warrant Purchase Agreement, or such other address as shall have been furnished to the party given or making such notice, demand or other communication. All such notices and communications shall be deemed to have been duly given: (i) when delivered by hand, if personally delivered; (ii) when delivered to a courier if delivered by commercial overnight courier service; and (iii) five (5) Business Days after being deposited in the mail, postage prepaid, if mailed.

                                                             Page 36 of 82 Pages


               IN  WITNESS   WHEREOF,   the  Company  has  caused  this  Warrant
Certificate to be duly executed as of the Issue Date.

                                        BLUEFLY, INC.


                                        By:     ________________________
                                                Name:
                                                Title:

                                                             Page 37 of 82 Pages


                            [Form of Assignment Form]

                  [To be executed upon assignment of Warrants]

               The undersigned hereby assigns and transfers this Warrant Certificate to ___________________ whose Social Security Number or Tax ID Number
is       _________________       and      whose      record      address      is
_____________________________________, and irrevocably appoints ________________
as agent to transfer this security on the books of the Company. Such agent may substitute another to act for such agent.

                                                 Signature:


                                                 -------------------------------


                                                 Signature Guarantee:


                                                 -------------------------------




Date: ___________________________

                                                             Page 38 of 82 Pages

                                                                  EXHIBIT A-2 to
                                                                NOTE AND WARRANT
                                                              PURCHASE AGREEMENT


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

                                 BLUEFLY, INC.

                             SENIOR CONVERTIBLE NOTE


$_______________
New York, New York                                                 June __, 2000

               FOR VALUE RECEIVED, the undersigned, BLUEFLY, INC., a New York corporation (the "Payor" or the "Company"), promises to pay to the order of _________ or its registered assign (the "Payee"), the principal sum of _________ DOLLARS ($_________) and interest on the outstanding principal balance as set forth herein.

               1. Securities Purchase Agreement. This Senior Convertible Note is the Senior Convertible Note issued pursuant to the Note and Warrant Purchase Agreement, dated as of June __, 2000, among the Payor, the Payee and _________ (the "Securities Purchase Agreement"). The Payee is entitled to the benefits of (and subject to the obligations expressly contained in) this Senior Convertible Note and the Securities Purchase Agreement and may enforce the agreements of the Payor contained herein and therein and exercise the remedies provided for hereby and thereby or otherwise available in respect hereto and thereto. Capitalized terms used herein without definition shall have the meaning ascribed to such terms in the Securities Purchase Agreement.

               2.   Interest Rate; Payment.

                    (a) The outstanding principal balance of this Senior Convertible Note shall bear interest at an annual rate equal to 8% per annum, with interest accruing, from and including the date hereof, on a cumulative, compounding basis. Interest shall be computed on the basis of a 365- or 366-day year, as the case may be, and the actual number of days elapsed, and shall be payable only upon repayment of the principal on any Repayment Date (as defined below).

                                                             Page 39 of 82 Pages

                    (b) The outstanding balance of any amount owed under this Senior Convertible Note which is not paid when due shall bear interest at the rate of 2% per annum (the "Default Interest") above the rate that would otherwise be in effect under this Senior Convertible Note with the Default Interest accruing, from and including such due date, on a cumulative, compounding basis.

                    (c) The outstanding principal and all accrued and unpaid interest shall be paid in full no later than January 2, 2002 (the "Maturity Date"), unless repaid earlier pursuant to the provisions of Section 3 (the date of any payment pursuant to Section 3 and the Maturity Date, collectively referred to as a "Repayment Date"). On a Repayment Date, the Payor shall pay the applicable amount of principal and interest in lawful money of the United States of America by wire or bank transfer of immediately available funds to an account designated by the Payee in writing from time to time.

               (3)  Prepayment.


                    (a)  Mandatory Prepayment.

                         (i)  Upon the  occurrence  of an Event of  Default  (as
defined in Section 5), the outstanding principal of and all accrued interest on this Senior Convertible Note shall be accelerated and shall automatically become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are expressly waived by the Payor, notwithstanding anything contained herein to the contrary.

                         (ii) The  Payee  shall,  at its sole  option,  have the
right to require the Payor to pay the outstanding principal of and all accrued interest on this Senior Convertible Note upon the occurrence of any of the following events: (1) Payor entering into an agreement to effectuate any sale or other disposition of all or substantially all of its assets, in one transaction or in a series of transactions, (2) the Company entering into an agreement to effectuate any consolidation or merger into another entity, or (3) any sale of a majority of the outstanding equity of the Company (or any other event that constitutes a Change of Control of the Payor), in one transaction or in a series of transactions. Immediately upon the occurrence of either of the events set forth in clauses (1) or (2) above, or immediately upon obtaining knowledge that any person has entered into an agreement to effectuate, the event set forth in clause (3) above, the Payor shall give written notice of such event to the Payee. Change of Control means any Person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) other than a Principal Shareholder, becoming the beneficial owner, directly or indirectly, of outstanding shares of stock of the Company entitling such Person or Persons to exercise 50% or more of the total votes entitled to be cast at a regular or special meeting, or by action by written consent, of the stockholders of the Company in the election of directors (the term "beneficial owner" shall be determined in accordance with Rule 13d-3 of the Exchange Act).

                                                             Page 40 of 82 Pages

                         (iii)Any mandatory  prepayment  under this Section 3(a)
shall include payment of reasonable costs and expenses, if any, associated with such prepayment.

                    (b) Optional Prepayment. The Payor may prepay all or any portion of this Senior Convertible Note, at any time, by paying an amount equal to the outstanding principal amount of this Senior Convertible Note, or the portion of this Senior Convertible Note called for prepayment, together with interest accrued and unpaid thereon to the date of prepayment and any other amounts due under this Senior Convertible Note and the Securities Purchase Agreement, without penalty or premium.

               4.   Mandatory Conversion.

                    (a) This Senior Convertible Note plus interest accrued and unpaid thereon shall be automatically converted simultaneously with the Next Round Financing (the "Triggering Event') into that number of fully paid and non-assessable Next Round Securities which is equal to the quotient obtained by dividing the then outstanding principal amount of this Senior Convertible Note plus interest accrued and unpaid thereon to the date of conversion by the price per Next Round Security paid in the Next Round Financing.

                    (b) Promptly after the Triggering Event the Company shall deliver or cause to be delivered to the holder of this Senior Convertible Note a certificate or certificates representing the number of fully paid and non-assessable shares of Next Round Securities into which this Senior Convertible Note may be converted. Such conversion shall be deemed to have been made simultaneously with the conclusion of the Next Round Financing, so that the rights of the holder as a holder of this Senior Convertible Note shall cease with respect to this Senior Convertible Note at such time (including, without limitation, the right to receive the principal of this Senior Convertible Note other than in the form of Next Round Securities), interest shall cease to accrue hereon and the person or persons entitled to receive the Next Round Securities deliverable upon conversion of this Senior Convertible Note shall be treated for all purposes as having become the record holders of such Next Round Securities at such time, and such conversion shall be at the conversion rate in effect at such time.

                    (c) The Company covenants that it will at all times reserve and keep available out of its authorized Next Round Securities (at such time as such Securities are authorized) solely for the purpose of issue or delivery upon conversion of this Senior Convertible Note as herein provided, such number of Next Round Securities as shall then be issuable or deliverable upon the conversion of this Senior Convertible Note. The Company covenants that all Next Round Securities which shall be so issuable or deliverable shall, when issued or delivered, be duly and validly issued and fully paid and non-assessable.

                                                             Page 41 of 82 Pages

               5.   Events of Default. An "Event of Default" shall occur if:

                    (a) the Payor shall default in the payment of the principal of or interest payable on this Senior Convertible Note, when and as the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise and such default with respect to the payment of interest shall continue unremedied for two days;

                    (b) the Payor shall fail to observe or perform any covenant or agreement contained in this Senior Convertible Note, the Securities Purchase Agreement or the Warrants and such failure shall continue for five business days after Payor receives notice of such failure;

                    (c) any representation, warranty, certification or statement made by or on behalf of the Payor in this Senior Convertible Note or the Securities Purchase Agreement or in any certificate, writing or other document delivered pursuant hereto shall prove to have been incorrect in any material respect when made;

                    (d) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking
(A) relief in respect of Payor or of a substantial part of Payor's respective property or assets, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law (any such law, a "Bankruptcy Law"), (B) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for a substantial part of the property or assets of any Payor,
(C) the winding up or liquidation of any Payor; and such proceeding or petition shall continue undismissed for 60 days, or an order or decree approving or ordering any of the foregoing shall be entered;

                    (e) the Payor shall (A) voluntarily commence any proceeding or file any petition seeking relief under a Bankruptcy Law, (B) consent to the institution of or the entry of an order for relief against it, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause d, (C) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for a substantial part of the property or assets of the Payor, (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) make a general assignment for the benefit of creditors, (F) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (G) take any action for the purpose of effecting any of the foregoing;

                    (f) one or more judgments or orders for the payment of money in excess of $250,000 in the aggregate shall be rendered against the Payor and such judgment(s) or order(s) shall continue unsatisfied and unstayed for a period of 30 days;

                    (g) the Payor shall default in the payment of any principal, interest or premium, or any observance or performance of any covenants or agreements, with respect to indebtedness (excluding trade payables and other indebtedness entered into in the ordinary course of business) in excess of $50,000 in the aggregate for borrowed money or any obligation which is the substantive equivalent thereof and such default shall continue for more than the period of grace, if any, or of any such Indebtedness or obligation shall be declared due and payable prior to the stated maturity thereof;

                                                             Page 42 of 82 Pages


                    (h) the Payor shall incur any indebtedness senior to this Senior Convertible Note; or

                    (i) any material provisions of this Senior Convertible Note, the Securities Purchase Agreement, or the Warrants shall terminate or become void or unenforceable or the Payor shall so assert in writing.

               6. Senior Status. The indebtedness evidenced by this Senior Convertible Note is senior in right of payment to all other indebtedness of the Payor and Payor agrees not to incur any indebtedness, which by its terms is senior in right of payment to this Senior Convertible Note.

               7.   Suits for Enforcement.

                    (a) Upon the occurrence of any one or more Events of Default, the holder of this Senior Convertible Note may proceed to protect and enforce its rights by suit in equity, action at law or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in the Securities Purchase Agreement or in aid of the exercise of any power granted in this Senior Convertible Note, or may proceed to enforce the payment of this Senior Convertible Note, or to enforce any other legal or equitable right it may have as a holder of this Senior Convertible Note.

                    (b) The holder of this Senior Convertible Note may direct the time, method and place of conducting any proceeding for any remedy available to itself.

                    (c) In case of any Event of Default under the Securities Purchase Agreement, the Payor will pay to the holder of this Senior Convertible Note such amounts as shall be sufficient to cover the reasonable costs and expenses of such holder due to such Event of Default, including without limitation, costs of collection and reasonable fees, disbursements and other charges of counsel incurred in connection with any action in which the holder prevails.

               8. Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in the manner and to the addresses set forth in Section 11.2 of the Securities Purchase Agreement.

               9. Successors and Assigns. This Senior Convertible Note shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. The Payor may not assign any of its rights under this Senior Convertible Note without the prior written consent of Payee. The Payee may assign all or a portion of their rights or obligations under this Senior Convertible Note to an Affiliate without the prior written consent of the Payor.

                                                             Page 43 of 82 Pages

               10.  Amendment and Waiver.

                    (a) No failure or delay on the part of the Payor or Payee in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Payor or Payee at law, in equity or otherwise.

                    (b) Any amendment, supplement or modification of or to any provision of this Senior Convertible Note, any waiver of any provision of this Senior Convertible Note and any consent to any departure by the Payor from the terms of any provision of this Senior Convertible Note, shall be effective (i) only if it is made or given in writing and signed by the Payor and the Payee and
(ii) only in the specific instance and for the specific purpose for which made or given.

               11. Headings. The headings in this Senior Convertible Note are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

               12.  GOVERNING  LAW.  THIS  SENIOR   CONVERTIBLE  NOTE  SHALL  BE
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

               13. Costs and Expenses. The Payor hereby agrees to pay on demand all reasonable out-of-pocket costs, fees, expenses, disbursements and other charges (including but not limited to the fees, expenses, disbursements and other charges of Paul, Weiss, Rifkind, Wharton & Garrison, special counsel to the Payee) of the Payee arising in connection with any consent or waiver granted or requested hereunder or in connection herewith, and any renegotiation, amendment, work-out or settlements of this Senior Convertible Note or the indebtedness arising hereunder.

               14. Waiver of Jury Trial and Setoff. The Payor hereby waives trial by jury in any litigation in any court with respect to, in connection with, or arising out of this Senior Convertible Note or any instrument or document delivered pursuant to this Senior Convertible Note, or the validity, protection, interpretation, collection or enforcement thereof, or any other claim or dispute howsoever arising, between any Payor and the Payee; and the Payor hereby waives the right to interpose any setoff or counterclaim or cross-claim in connection with any such litigation, irrespective of the nature of such setoff, counterclaim or cross-claim except to the extent that the failure so to assert any such setoff, counterclaim or cross-claim would permanently preclude the prosecution of the same.

                                                             Page 44 of 82 Pages

               15. Consent to Jurisdiction. The Payor hereby irrevocably consents to the nonexclusive jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Senior Convertible Note or any document or instrument delivered pursuant to this Agreement.

               16. Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

               17. Entire Agreement. This Senior Convertible Note, the Warrants and the Securities Purchase Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Senior Convertible Note supersedes all prior agreements and understandings between the parties with respect to such subject matter.

               18. Further Assurances. The Payor shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any governmental authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Senior Convertible Note.

                                                 BLUEFLY, INC.


                                                 By:  ________________________
                                                      Name:
                                                      Title:


                                                                                                     Page 45 of 82 Pages
                                                                                                            Schedule 2.2



                                                SHARES AND PURCHASE PRICE

                                                                                Purchase Price and Aggregate
                                                                                 Principal Amount of Senior
             Purchaser                                                               Convertible Note
-------------------------------------                                           -----------------------------


Quantum Industrial Partners LDC                                                      $       2,904,800

SFM Domestic Investments LLC                                                         $          95,100

TOTAL                                                                                $    3,000,000.00

